Exhibit 10.6

PP HOLDING CORPORATION II

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”) is dated as of May 13, 2004 and is entered into by and among PP Holding Corporation II, a Delaware corporation (the “Company”), Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership (“Warburg Pincus VIII”), Warburg Pincus International Partners, L.P., a Delaware limited partnership (“Warburg Pincus International” and together with Warburg Pincus VIII, collectively “Warburg Pincus”), PP Holding, LLC, a Delaware limited liability company (“PP Holding, LLC”), and the other institutional investors whose names and addresses are set forth from time to time on Schedule I hereto (such institutional investors, together with any Persons who become parties to this Agreement pursuant to the terms of Section 7 hereof, are hereinafter collectively referred to as the “Other Investors”; the Other Investors, Warburg Pincus and PP Holding, LLC are hereinafter collectively referred to as the “Institutional Investors”).  Schedule I hereto shall be updated from time to time to include each Other Investor who becomes a party to this Agreement after the date hereof pursuant to the terms hereof.  Capitalized terms used herein without definition elsewhere in this Agreement are defined in Section 10 hereof.

RECITALS

WHEREAS, on January 30, 2004, PP Acquisition Corporation (“PP Acquisition”), a Delaware corporation and a wholly owned subsidiary of PP Holding Corporation, a Delaware corporation (“PP Holding”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Polypore Inc., a Delaware corporation (“Polypore”), and certain stockholders of Polypore party thereto, pursuant to which, upon satisfaction of the terms and subject to the conditions set forth in the Purchase Agreement, PP Acquisition agreed to purchase 100% of the capital stock of Polypore;

WHEREAS, PP Holding is a wholly owned subsidiary of the Company;

WHEREAS, on or shortly following the Closing Date, PP Acquisition will be merged with and into Polypore, resulting in Polypore being a direct wholly owned subsidiary of PP Holding and an indirect wholly owned subsidiary of the Company;

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Institutional Investors have entered into a Securities Purchase Agreement with the Company (the “Subscription Agreement”), pursuant to which the Company has issued and sold to each Institutional Investor and each Institutional Investor has purchased from the Company, among other things, that number of shares of common stock, par value $0.01 per share (“Common Stock”), as set forth opposite the name of such Institutional Investor on Schedule I thereto; and

WHEREAS, the Institutional Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and certain other matters set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and to implement the foregoing, the parties hereto agree as follows:

1.                                       Additional Offerings.

1.1.                              Additional Offerings; Generally.  If at any time after the date hereof, the Company proposes to issue equity securities of any kind (the term “equity securities” shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities, but shall not include the issuance of any securities (i) to the public in a firm commitment underwriting pursuant to a registration statement in compliance with the Securities Act (a “Registration Statement”), (ii) pursuant to the acquisition of another Person by the Company or any Subsidiary thereof (as consideration for the acquisition and not for the purpose of financing an acquisition), whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such Person or otherwise, (iii) pursuant to the 2004 Stock Option Plan or another employee stock option plan, stock bonus plan, stock purchase plan or other management equity program approved by the Board of Directors of the Company (the “Board”), or (iv) in the form of warrants issued to lessors of property and/or equipment or to financial institutions or related entities in connection with commercial credit or financing or other similar arrangements which are approved by the Board), then, as to each Institutional Investor who owns at least twenty percent (20%) of the aggregate number of shares of Common Stock owned by such Institutional Investor on the Closing Date, measured as of the date of the proposed issuance (each such Institutional Investor who is referred to above is hereinafter referred to, for purposes of this Section 1, as a “Participating Stockholder” and collectively, such Persons are referred to in this Section 1 as the “Participating Stockholders”), the Company shall:

(a)                                  give written notice (the “Subscription Right Notice”) setting forth in reasonable detail (i) the designation and all of the terms and provisions of the equity securities proposed to be issued (the “Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (ii) the price and other terms of the proposed sale of such equity securities; and (iii) the amount of such equity securities proposed to be issued; and

(b)                                 offer to issue to each Participating Stockholder a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock owned by such Participating Stockholder plus the number of shares of Common Stock issuable to such Participating Stockholder, assuming conversion in full of any convertible securities then held by such Participating Stockholder, by (y) the total number of shares of Common Stock then outstanding, including for purposes of this calculation, all shares of Common Stock issuable upon conversion in full of any then outstanding convertible securities.

1.2.                              Exercise of Purchase Rights.  Each Participating Stockholder must exercise its purchase rights hereunder within twenty (20) business days after receipt of the Subscription Right Notice.  If all of the Proposed Securities offered to the Participating Stockholders are not fully subscribed by such Participating Stockholders, the remaining Proposed Securities will be reoffered to the Participating Stockholders purchasing their full allotment upon the terms set forth in this Section 1, until all such Proposed Securities are fully subscribed for or until all such Participating Stockholders have subscribed for all such Proposed Securities which they desire to purchase, except that such Participating Stockholders must exercise their purchase rights within ten (10) business days after receipt of all such reoffers.  To the extent that the Company offers two or more securities in units, the Participating Stockholders must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

1.3.                              Sale of Unpurchased Securities.  Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the Participating Stockholders have not elected to purchase during the ninety (90) calendar day period immediately following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Participating Stockholders.  Any Proposed Securities offered or sold by the Company after such ninety (90) calendar day period must be reoffered to the Participating Stockholders pursuant to this Section 1.

1.4.                              Future Additional Offerings.  The election by a Participating Stockholder not to exercise its subscription rights under this Section 1 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance.  Any sale of such equity securities by the Company without first giving the Participating Stockholders the rights described in this Section 1 shall be void and of no force and effect.

2.                                       Election of Directors.

2.1.                              Board Make-up.  As of the date hereof (after giving effect to the transactions contemplated by the Purchase Agreement), the Board shall consist of David Barr, Michael Graff, Kevin Kruse and Frank Nasisi.  From and after the date hereof, and until the time that the Company completes its Initial Public Offering (as defined below), the Institutional Investors and the Company shall take all action within their respective power, including, but not limited to, the voting of all shares of Common Stock owned by them, required to cause the Board to consist of (a) so long as PP Holding, LLC owns at least fifty (50%) of the aggregate number of shares of Common Stock owned by it on the Closing Date, at least one (1) representative designated by PP Holding, LLC (the “LLC Director”) and (b) that number of representatives designated by Warburg Pincus such that the number of representatives designated by Warburg Pincus and PP Holding, LLC would constitute a majority of the members of the Board (the directors appointed to the Board by Warburg Pincus pursuant to this clause (b) are hereinafter collectively referred to as the “Warburg Directors”).  As of the date hereof, Messrs. Barr, Graff and Kruse shall be the Warburg Directors and Messr. Kruse shall be the LLC Director.

2.2.                              Post Initial Public Offering Board Seats.  From the date on which the Company completes an underwritten public offering for shares of Common Stock pursuant to a registration under the Securities Act (an “Initial Public Offering”), and for as long as Warburg Pincus, together with any Affiliates thereof, beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) at least twenty-five percent (25%) of the outstanding shares of Common Stock, the Company will nominate and use its best efforts to have elected to the Board that number of individuals designated by Warburg Pincus that is equal to the greater of (i) the product obtained by multiplying (x) the number of members of the then existing Board by (y) the percentage of the outstanding shares of Common Stock that is beneficially owned by Warburg Pincus and its Affiliates (computed in accordance with Rule 13d-3 under the Exchange Act), as of the date of the nomination of directors to the Board (the “Warburg Pincus Ownership Percentage”) and (ii) three (3); provided, in the case of clause (i) immediately above, the product of (x) and (y) therein shall be rounded up to the next whole number.  From the date on which the Company completes such Initial Public Offering and for as long as Warburg Pincus, together with any Affiliates thereof, beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) at least ten percent (10%) but less than twenty-five percent (25%) of the outstanding shares of Common Stock, the Company will nominate and use its best efforts to have elected to the Board that number of individuals designated by Warburg Pincus that is equal to the greater of (i) the product obtained by multiplying (x) the number of members of the then existing Board by (y) the Warburg Pincus Ownership Percentage and (ii) two (2); provided, in the case of clause (i) immediately above, the product of (x) and (y) therein shall be rounded up to the next whole number.  From the date on which the Company completes such Initial Public Offering and for as long as Warburg Pincus, together with any Affiliates thereof, beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) at least five percent (5%) but less than ten percent (10%) of the outstanding shares of Common Stock, the Company will nominate and use its best efforts to have elected to the Board that number of individuals designated by Warburg Pincus that is equal to the greater of (i) the product obtained by multiplying (x) the number of members of the then existing Board by (y) the Warburg Pincus Ownership Percentage and (ii) one (1); provided, in the case of clause (i) immediately above, the product of (x) and (y) therein shall be rounded up to the next whole number.

2.3.                              Replacement Directors.  Prior to the Initial Public Offering, in the event that the LLC Director or any Warburg Director (each, a “Withdrawing Director”) designated in the manner set forth in Section 2.1 hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Withdrawing Director’s replacement (the “Substitute Director”) will be designated by the stockholder of the Company that has the right to designate such director in accordance with Section 2.1 above.  The Institutional Investors and the Company agree to take all action within their respective power, including, but not limited to, the voting of all shares of Common Stock owned by them (i) to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 2.3 or (ii) upon the written request of the stockholder of the Company that has the right to designate such director to the Board in accordance with Section 2.1 above, to remove, with or without cause, the LLC Director or any Warburg Director, as the case may be.

2.4.                              Committees; Subsidiaries.

(a)                                  Subject to applicable law and any rules or regulations of any stock exchange on which the Common Stock is listed, in the event the Board shall at any time create a committee of the Board, the Company shall use its best efforts to cause Warburg Pincus to have proportional representation on any such committee so created, measured by reference to the number of members of the Board that Warburg Pincus is entitled to designate thereto pursuant to Section 2.1 hereof; provided, however, the foregoing shall not apply to any committee formed for the purpose of considering a transaction between the Company and Warburg Pincus.

(b)                                 From and after the date hereof until the date of the closing of the Initial Public Offering, the Institutional Investors and the Company shall take all action within their respective power to cause Warburg Pincus to have proportional representation on the board of directors of each Subsidiary of the Company, measured by reference to the number of members of the Board that Warburg Pincus is entitled to designate thereto pursuant to Section 2.1 hereof.

3.                                       Information Rights.  From and after the later of (i) the date that Polypore is not required to file periodic reports pursuant to the Exchange Act or (ii) the date that Polypore is not required to file periodic reports pursuant to the Indenture, or if Polypore fails to file such required periodic reports with the Securities and Exchange Commission (the “SEC”), in each case, for any reason whatsoever, the Company shall provide to each Institutional Investor, by electronic means or otherwise, essentially the same information that would be contained in Annual Reports on Form 10-K and in Quarterly Reports on Form 10-Q, if Polypore were required to file, or did not fail to file, such periodic reports, it being understood and agreed that such information shall (a) be provided to the Institutional Investors no later than the date on which Polypore would have been required to file such report with the SEC and (b) include, without limitation, annual audited financial statements and unaudited quarterly financial statements, each prepared in accordance with generally accepted accounting principles.  Without limiting the foregoing, from and after the date hereof, on reasonable prior written notice, the Company shall make its representatives reasonably available to the Institutional Investors to discuss the business, results of operations and other matters pertaining to Polypore.  Any and all information provided to any Institutional Investor pursuant to the terms of this Agreement (other than any information that is generally available to the public through no breach of the terms of this Agreement) shall be treated as confidential information by such Institiutional Investor and such Institutional Investor shall use its reasonable best efforts to ensure that such information is not disclosed or otherwise divulged to any third party (other than such Institutional Investor’s counsel, accountants and other professional advisors in connection with services being performed by any such professional for such Institutional Investor).

4.                                       Legends.  A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.  Each certificate or other instrument representing shares of Common Stock owned by any Institutional Investor shall bear upon its face substantially the following legends, as appropriate:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO PP HOLDING CORPORATION II (THE “COMPANY”), SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE STOCKHOLDERS’ AGREEMENT DATED AS OF MAY 13, 2004, BY AND AMONG THE COMPANY,

WARBURG PINCUS PRIVATE EQUITY VIII, L.P., WARBURG PINCUS INTERNATIONAL PARTNERS, L.P. AND THOSE OTHER PARTIES NAMED THEREIN.

In addition, certificates representing shares of Common Stock shall bear any legends required by the applicable laws of any states.  All Institutional Investors shall be bound by the requirements of such legends.

5.                                       Termination of Rights and Obligations Under Certain Sections.  All rights and obligations pursuant to Sections 1, 2.1, 2.3, 2.4(b) and 3 of this Agreement shall terminate either (i) upon the closing of a public offering pursuant to a Registration Statement (a “Registration”) that covers (together with prior Registrations) (a) not less than 50% of the outstanding shares of Common Stock on a fully-diluted basis or (b) shares of Common Stock that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, Inc. or (ii) upon a Change in Control.  Without limiting the foregoing, this Agreement or any portion thereof shall terminate upon the written consent of the Company and the Majority Institutional Investors.

6.                                       Amendment, Modification, Supplement and Waiver.  This Agreement may be amended, modified or supplemented, and the enforcement of any provision hereof may be waived, with, and only with, the prior written consent of the Company and the Majority Institutional Investors.

7.                                       Parties.

7.1.                              Assignment Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

7.2.                              Termination.  Any party to, or Person who is subject to, this Agreement which ceases to own any shares of Common Stock or any interest therein shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder.

7.3.                              Agreements to Be Bound.  Notwithstanding anything to the contrary contained in this Agreement, as a condition precedent to the effectiveness of any Transfer of shares of Common Stock by any Institutional Investor, the transferee thereof shall be required to agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company.  Upon the execution of the instrument of assumption by such transferee, such transferee shall be deemed to be an Other Investor and all shares of Common Stock so Transferred shall be deemed to be shares of Common Stock for all purposes of this Agreement.  Subject to the foregoing, any Person who acquires shares of Common Stock from an Institutional Investor in accordance with the terms hereof, shall be entitled to participate in the pre-emptive rights contemplated by Section 1 hereof to the extent, and only to the extent, that on the date that the Company makes a determination of those Institutional Investors entitled to participate in an issuance of Proposed Securities pursuant to Section 1 hereof, such Person owns at least twenty percent (20%) of the aggregate number of shares of Common Stock initially acquired by such Person in accordance with the terms hereof.

8.                                       Recapitalizations, Exchanges, etc. Affecting the Shares.  Except as otherwise provided herein, the provisions of this Agreement shall apply to the fullest extent set forth herein with respect to (a) the shares of Common Stock and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.  Except as otherwise expressly provided herein, this Agreement is not intended to confer, and does not confer, upon any Person, except for the parties hereto, any rights or remedies hereunder.

9.                                       Miscellaneous.

9.1.                              Further Assurances.  Each party hereto or Person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.2.                              Governing Law.  This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

9.3.                              Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

9.4.                              Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy (including facsimile) or telegram, as follows:

(i)                                     If to the Company, Warburg Pincus or PP Holding, LLC at the address or facsimile number listed on Schedule II hereto or as such party shall designate to the Company in writing in accordance with the terms hereof, with a copy to the party listed opposite the name of the Company, Warburg Pincus or PP Holding, LLC, as applicable, on Schedule II.

(ii)                                  If to an Other Investor, to such Other Investor at the address or facsimile number listed on Schedule I hereto or as such Other Investor shall designate to the Company in writing in accordance with the terms hereof, with a copy to the party listed opposite the name of such Other Investor, if any, on Schedule I.

or to such other Person or address as any party shall specify by notice in writing to the Company, with a copy to PP Holding, LLC and Warburg Pincus their respective addresses indicated on

Schedule II.  Any notice so addressed shall be deemed to be given: if delivered personally or by telecopy (including facsimile) or telegram, on the date of such delivery, if a business day, otherwise on the first business day thereafter; if mailed by certified or registered mail with postage prepaid, on the third business day after the date of such mailing, and if sent by next-day or overnight mail or delivery, on the first business day following the date of such mailing or delivery.

9.5.                              Headings; Execution in Counterpart.  The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

9.6.                              Entire Agreement.  This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, representations, warranties, covenants or undertakings relating to the shares of Common Stock, other than those expressly set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter, and it is the understanding of all parties hereto that any such prior agreement is hereby terminated, null and void as of the Closing Date.

9.7.                              Injunctive Relief.  The shares of Common Stock cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and the Institutional Investors will be irreparably damaged in the event this Agreement is not specifically enforced.  Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement.  Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or the Institutional Investors may have.  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof.  Each party hereto hereby consents to service of process by mail made in accordance with Section 9.4.

10.                                 Defined Terms.  As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” shall mean, with respect to any Person, a Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person.

“Change in Control” means either (i) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the SEC) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries, a Principal Stockholder or a “person” that, prior to such transaction, is an Affiliate of the Company or a Principal Stockholder) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition or (ii) the sale or conveyance of all or substantially all the assets of the Company.

“Closing Date”  shall mean the date on which the transactions contemplated by the Purchase Agreement close.

“Exchange Act”  shall mean the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder.

“Indenture”  shall mean that certain Indenture, dated as of the date hereof, by and among PP Acquisition, the other parties named therein and The Bank of New York, as Trustee, pursuant to which PP Acquisition shall issue and sell up to U.S. $405,915,000 of aggregate principal amount of senior subordinated notes due 2012 (which notes consist of senior subordinated dollar notes due 2012 and senior subordinated euro notes due 2012).

“Majority Institutional Investors”  as of any date of determination shall mean those Institutional Investors who beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) fifty percent (50%) or more of the total combined voting power of all shares of Common Stock then held by the Institutional Investors.

“Person”  shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Principal Stockholder” means either Warburg Pincus VIII or Warburg Pincus International or any of their respective Affiliates.

“Subsidiary” or “Subsidiaries” means any limited liability companies, partnerships, corporations or other legal entities in which the Company holds a controlling interest or has the right to direct the management of such entity.

“Transfer”  shall mean any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Agreement as of the date first above written.

PP HOLDING CORPORATION II

By:	/s/ Lynn Amos
Name: Lynn Amos
Title: Chief Financial Officer, Treasurer and Secretary

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By:	Warburg Pincus & Co., its General Partner

By:	/s/ David Barr
Name: David Barr
Title: Partner

WARBURG PINCUS INTERNATIONAL PARTNERS, L.P.

By:	Warburg Pincus & Co., its General Partner

By:	/s/ David Barr
Name: David Barr
Title: Partner

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Agreement as of the date first above written.

PP HOLDING CORPORATION II

By:	/s/ Lynn Amos
Name: Lynn Amos
Title: Chief Financial Officer, Treasurer and Secretary

PP HOLDING, LLC

By:	Warburg Pincus Private Equity VIII, L.P., and Warburg Pincus International Partners, L.P., its Managing Members

By:	Warburg Pincus & Co., the General Partner for each of Warburg Pincus Private Equity VIII, L.P., and Warburg Pincus International Partners, L.P.

By:	/s/ David Barr
Name: David Barr
Title: Partner